SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            Schedule 14A Information
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the registrant  |X|
Filed by a party other than the registrant  |_|
Check the appropriate box:                    |_| Confidential-For Use of the
|_|   Preliminary proxy statement                 Commission Only (as
|X|   Definitive proxy statement                  permitted by Rule 14a-6(e)(2))
|_|   Definitive additional materials
|_|   Soliciting material pursuant to Rule
      14a-11(c) or Rule 14a-12

                            Hudson Technologies, Inc.
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     |X|  No fee required.

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

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          (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

--------------------------------------------------------------------------------

          (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

          (5) Total Fee Paid:

--------------------------------------------------------------------------------

     |_|  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing party:

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     (4)  Date filed:

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



                            HUDSON TECHNOLOGIES, INC.
                            275 North Middletown Road
                           Pearl River, New York 10965


                                                                   July 16, 1999


Dear Fellow Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders which will be held on Thursday, August 19, 1999, at 10:00 A.M. at the Empire Ball Room, Holiday Inn and Conference Center, Three Executive Boulevard, Suffern, New York 10901.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please inform our Transfer Agent, Continental Stock Transfer & Trust Company, at 2 Broadway, New York, New York 10004, in writing, of the correct address.

     Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.


                                                  Cordially,



                                                  Kevin J. Zugibe, P.E.
                                                  Chairman of the Board

                            HUDSON TECHNOLOGIES, INC.

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 19, 1999

                                   ----------

To the Shareholders of HUDSON TECHNOLOGIES, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the "Company") will be held on August 19, 1999 at 10:00 A.M., at the Empire Ball Room, Holiday Inn and Conference Center, Three Executive Boulevard, Suffern, New York 10901, for the following purposes:

     1. To elect a class of four directors;

     2. To consider and vote on a proposal to approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,000,000 to 2,000,000; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on July 9, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board of Directors


                                          Stephen P. Mandracchia
                                          Secretary

July 16, 1999

--------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                            HUDSON TECHNOLOGIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 19, 1999

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Hudson Technologies, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, August 19, 1999, and including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     Management intends to mail this proxy statement and the accompanying form of proxy to shareholders on or about July 22, 1999.

     Proxies in the accompanying form, duly executed, returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                            275 North Middletown Road
                           Pearl River, New York 10965
                          Telephone No.: (914) 735-6000

                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only shareholders of record at the close of business on July 9, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 5,085,820 shares of the Company's common stock, par value $.01 per share ("Common Stock") and 65,000 shares of the Company's Series A Preferred Stock, par value $.01 per share ("Preferred Stock"), the only classes of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting. The holders of the shares of Preferred Stock vote together with holders of Common Stock as one class. Each share of Preferred Stock entitles the holder to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible (which is currently approximately 42.105 shares of Common Stock for each share of Preferred Stock, or an aggregate of 2,736,842 votes); provided, however, that each holder of Preferred Stock has irrevocably constituted Kevin J. Zugibe and Stephen P. Mandracchia, and each of them, as such holder's proxy, with full power of substitution in each of them, in the name, place and stead of such holder, to vote at all meetings of the stockholders of the Company (other than with respect to matters requiring a separate class vote of holders of the Preferred Stock) that number of voting shares of the Company of all classes held by such holder and its affiliates, in the aggregate, as shall exceed twenty-nine percent (29%) of the votes entitled to be cast by all shareholders of the Company.

                                VOTING PROCEDURES

     Directors will be elected by a plurality of the votes cast by the holders of Common Stock and Preferred Stock, voting together as one class, in person or represented by proxy at the Annual

Meeting, provided a quorum is present at the meeting. All other matters to be acted upon at the meeting, including, but not limited to, adoption of the proposed amendment to the Company's 1997 Stock Option Plan will be decided by the majority of the votes cast by the holders of the shares of Common Stock and Preferred Stock, voting together as one class, present in person or represented by proxy at the Annual Meeting, provided a quorum is present. A quorum will be present at the Annual Meeting if the holders of a majority of the outstanding aggregate votes represented by holders of the Common Stock and Preferred Stock as of the Record Date are present in person or represented by proxy. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of Continental Stock Transfer & Trust Company, the Company's transfer agent.

     In accordance with applicable law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Based upon the Company's understanding of the requirements of the law of the State of New York and the Certificate of Incorporation and By-laws, as amended (the "By-laws"), of the Company, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter to be voted on. Failures to vote, broker non-votes and abstentions will not be considered "votes cast."

     Proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Company's By-laws provide that the Board of Directors (the "Board") is divided into two classes. Each class is to have a term of two years (the term of each class expiring in successive years) and is to consist, as nearly as possible, of one-half of the number of directors constituting the entire Board. Accordingly, one class consists of three directors and the second class consists of four directors.

     At the Annual Meeting, a class of four directors will be elected for a two-year term expiring at the Annual Meeting of Shareholders to be held in 2001. Messrs. Thomas P. Zugibe, Stephen P. Mandracchia, Vincent P. Abbatecola and Otto
C. Morch are the nominees for election to such positions. The other class of directors, consisting of Messrs. Kevin J. Zugibe, Dominic J. Monetta and Harry
C. Schell, will not stand for election at the Annual Meeting because their respective terms expire at the Annual Meeting of Shareholders to be held in 2000.

     Proxies will be voted for the nominees named below, unless authority is withheld. Should any nominee not be available for election, proxies will be voted for such substitute nominee as may be designated by the Board of Directors. Each of the nominees has indicated to the Board that he will be available.

     The following is information with respect to the nominees for election as directors at the Annual Meeting:

       Name                    Age            Position
       ----                    ---            --------

Thomas P. Zugibe                46      Executive Vice President and Director

Stephen P. Mandracchia          39      Executive Vice President and Secretary

Vincent P. Abbatecola           51      Director

Otto C. Morch                   65      Director

     Thomas P. Zugibe, a founder of the Company, has been a director since April 1995 and an Executive Vice President of the Company since January 1997. He served as a Vice President of the Company from its inception in 1991 until his appointment as Executive Vice President in January 1997. Prior to May 1995, Mr. Zugibe devoted only a portion of his business time to the affairs of the Company. Since May 1995, he has been employed by the Company on a full time basis. Mr. Zugibe was engaged in the practice of law in the State of New York from 1980 and since 1995 has been on an extended leave from the Garnerville, New York law firm of Ferraro, Zugibe & Albrecht. He is also a Justice for the Village of West Haverstraw, New York. Mr. Zugibe is the brother of Kevin J. Zugibe, Chairman of the Board, President and Chief Executive Officer of the Company.

     Stephen P. Mandracchia has been an Executive Vice President of the Company since January 1997 and Secretary of the Company since April 1995. He served as a Vice President of the Company from January 1993 to January 1997 and as a director of the Company from June 1994 to August 1996. Prior to September 1995, Mr. Mandracchia devoted only a portion of his business time to the Company's affairs. Mr. Mandracchia, a member of the bar of the State of New York, was a member of Martin, Vandewalle, Donohue, Mandracchia & McGahan, a Great Neck, New York law firm from 1983 to December 1995. Mr. Mandracchia is the brother-in law of Messrs. Kevin J. Zugibe and Thomas P. Zugibe.

     Vincent P. Abbatecola has been a director of the Company since June 1994. Mr. Abbatecola is the owner of Abbey Ice & Spring Water Company, Spring Valley, New York, where he has been employed since 1971. Mr. Abbatecola serves as Chairman of the Board of Mid Atlantic Ice Association, an industry trade association.

     Otto C. Morch has been a director of the Company since March 1996. Mr. Morch was Senior Vice President, Commercial Banking, at Provident Savings Bank, F.A., for more than five years until his retirement in December 1997.

     The following is information with respect to the directors whose terms of office expire at the Annual Meeting of Shareholders to be held in the year 2000:


     Name                           Age                   Position
     ----                           ---                   --------

Kevin J. Zugibe                     36       Chairman of the Board, Chief
                                             Executive Officer and President

Harry C. Schell                     65       Director

Dominic J. Monetta                  56       Director

     Kevin J. Zugibe, P.E., a founder of the Company, has been Chairman of the Board, President and Chief Executive Officer of the Company since its inception in 1991 and President since June 1999. Since May 1994, Mr. Zugibe has devoted his full business time to the Company's affairs. From May 1987 to May 1994, Mr. Zugibe was employed as a power engineer with Orange and Rockland Utilities, Inc. Mr. Zugibe is a licensed professional engineer, and from December 1990 to May 1994, he was a member of Kevin J. Zugibe & Associates, a professional engineering firm.

     Harry C. Schell has been a director of the Company since August 1998. Mr. Schell has been a private investor since 1994. Mr. Schell served as Chairman, President and Chief Executive Officer of BICC Cables Corporation, a company engaged in the manufacture of wire and cable products, from 1990 to January 1994, and was President and Chief Executive Officer of BICC's predecessor company, Cablec Corporation, from 1984 to 1990. Mr. Schell was President and Chief Executive Officer of Phelps Dodge Cable and Wire Company, a company engaged in the production of wire and cable products, from 1974 to 1984. Mr. Schell serves on the board of directors of the BICC Group and BICC Cables Corporation, Phillips Cables Limited, National Electrical Manufacturers Association, and the United Way of Rockland County.

     Dominic J. Monetta has been a director of the Company since April 1996. Since August 1993, he has been the President of Resource Alternatives, Inc., a firm providing management and technological solutions to executive managers. From December 1991 to May 1993, Mr. Monetta served as Director of Defense Research and Engineering for the Research and Advanced Technology Office of the United States Department of Defense. From June 1989 to December 1991, he served as the Director of the Office of New Production Reactors of the United States Department of Energy.

     During the fiscal year ended December 31, 1998 ("Fiscal 1998"), the Board held 12 meetings. Each of the current directors attended at least 75% of the total number of meetings of the Board held during the period he served as a director during such year. The Company has a Stock Option Committee, which consists of Messrs. Abbatecola and Morch. The Stock Option Committee held one meeting during Fiscal 1998 and, in addition, took various actions by written consent. The Company also has an Audit Committee of the Board which supervises the audit and financial procedures of the Company. The Audit Committee is currently comprised of Messrs. Abbatecola and Morch. The Audit Committee held three meetings during Fiscal 1998. The Company also has established an Executive Committee consisting of Messrs. Kevin J. Zugibe, Thomas P. Zugibe and Dominic J. Monetta, which is responsible for, among other things, making recommendations to the Board concerning compensation of executive officers. The Executive Committee held one meeting during Fiscal 1998.

     In January 1998, the Company entered into an agreement with E.I. DuPont de Nemours & Company ("DuPont") and DuPont Chemical and Energy Operations, Inc. ("DCEO") providing that, upon request by DuPont, the Company will cause two persons designated by DuPont to be elected to the Company's Board of Directors. DuPont has advised the Company that it does not intend to exercise its right to designate such persons during 1999.

     In connection with its sale of 65,000 shares of Preferred Stock in March 1999, the Company granted to holders of the Preferred Stock the right to elect up to two members of the Company's Board of Directors. The holders of Preferred Stock have indicated their intent to elect Messrs. Robert L. Burr and Robert M. Zech as directors of the Company immediately following the Annual Meeting. To accommodate this election, the Company intends to increase the number of members constituting its entire Board of Directors to nine members and to add Messrs. Burr and Zech as directors to fill the vacancies created by the increase in the size of the Board. In such event, the initial term of office of one of the new directors will expire at the Annual Meeting of Stockholders to be held in the year 2000. The initial term of the other new director will expire in the year 2001. Set forth below is information with respect to Messrs. Burr and Zech:

     Robert L. Burr, age 48, has been a Director of Fleming Capital Management, a subsidiary of Robert Fleming, Inc., a merchant bank, since 1995. From 1992 to 1995, Mr. Burr was head of Private Equity at Kidder, Peabody & Co., Inc. Prior to that time, Mr. Burr served as the Managing General Partner of Morgan Stanley Ventures and General Partner of Morgan Stanley Venture Capital Fund I, L.P. and was a corporate lending officer with Citibank, N.A. Mr. Burr received an MBA from Columbia University and a BA from Stanford University. Mr. Burr serves on the board of directors of Global Pharmaceutical Corporation.

     Robert M. Zech, age 33, has been a Vice President of Fleming Capital Management, a subsidiary of Robert Fleming Inc., a merchant bank, since 1996. From 1994 to 1996, Mr. Zech was an Investment Analyst with Cramer Rosenthal McGlynn Inc., an investment management firm. Prior to that time, Mr. Zech served as an Associate with Wolfensohn & Co., a mergers & acquisitions advisory firm, and was a Financial Analyst at leveraged buyout sponsor Merrill Lynch Capital Partners, Inc. and in the investment banking division of Merrill Lynch & Co. Mr. Zech received an MBA from Harvard Business School and a BS from Georgetown University's School of Foreign Service.

Compensation of Directors

     Non-employee directors receive an annual fee of $3,000 and receive reimbursement for out-of-pocket expenses incurred, and an attendance fee of $500 and $250, respectively, for attendance at meetings of the Board of Directors and Board committee meetings. In addition, commencing in August 1998, non-employee directors receive 5,000 non-qualified stock options per year of service under the Company's Stock Option Plans. During the fiscal year ended December 31, 1998 the Company granted nonqualified options to purchase 10,000 shares of common stock to Harry C. Schell and nonqualified options to purchase 5,000 shares of common stock to each of Dominic J. Monetta, Otto Morch and Vincent Abbatecola. All of these options have an exercise price of $3.00 per share and became fully exerciseable on August 31, 1998. In, addition, Harry C. Schell serves as a consultant to the Company at an annual rate of $20,000.

Executive Officers

     In addition to Messrs. Kevin J. Zugibe, Thomas P. Zugibe, and Stephen P. Mandracchia. Messrs. Walter A. Phillips and Brian Coleman serve as executive officers of the Company. Executive officers are elected annually and serve at the pleasure of the Board. The following is information with respect to such executive officers:

      Name                 Age                    Position
      ----                 ---                    --------

Walter A. Phillips         46       Vice President of Sales and Marketing
Brian Coleman              37       Vice President and Chief Financial Officer



     Walter A. Phillips has been Vice President of Sales and Marketing of the Company since October 1996. From January 1990 to October 1996, he was employed by York International, a manufacturer of air conditioners ("York"), in various sales and marketing positions, most recently as National Service Sales and Marketing Manager for York's United States service business.

     Brian Coleman has been Vice President and Chief Financial Officer of the Company since May 1997. Prior thereto, he was employed, for 10 years, by BDO Seidman, LLP, the Company's independent auditors, in various positions, including as a partner from 1995 to May 1997. Mr. Coleman is a licensed certified public accountant in the State of New York.

Section 16(a) Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership ("Reporting Persons") with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on the Company's review of Section 16(a) forms received by it and written representations received from such persons, the Company believes that during Fiscal 1998, all reporting requirements applicable to the Company's Reporting Persons were complied with.

                             EXECUTIVE COMPENSATION

     The following table discloses the compensation earned for each of the last three fiscal years by Kevin J. Zugibe, the Company's Chief Executive Officer, and the other executive officers whose salary was in excess of $100,000 during Fiscal 1998 (the "Named Executives").

                           Summary Compensation Table

                                                                                                       Long Term Compensation
                                                                                                       Awards
                                                                                                       ----------------------
                                                                   Annual Compensation(1)
                                                            ----------------------------------
             Name                    Position               Year          Salary         Bonus
             ----                    --------               ----          ------         -----
Kevin J. Zugibe           Chairman of the Board,            1998          $134,800        --           40,000 shares
                          Chief Executive Officer           1997          $158,631        --           58,000 shares
                                                            1996          $145,462        --                 --

Eugene J. Tonkovich(2)    President and Chief               1998          $ 91,238        --           250,000 shares
                          Operating Officer                 1997                --        --                 --
                                                            1996                --        --                 --

Stephen P. Mandracchia    Executive Vice President          1998          $104,800        --           25,000 shares
                          and Secretary                     1997          $120,554        --           40,000 shares
                                                            1996          $104,885        --                 --

Thomas Zugibe             Executive Vice President          1998          $104,800        --           25,000 shares
                                                            1997          $120,169        --           40,000 shares
                                                            1996          $ 98,461        --                 --

Walter A. Phillips        Vice President Marketing          1998          $148,312        --           10,000 shares
                          & Strategic Planning              1997          $213,145        --           22,000 shares
                                                            1996          $ 30,046        --           25,000 shares

Brian F. Coleman          Vice President and Chief          1998          $124,900        --           25,000 shares
                          Financial Officer                 1997          $ 79,950        --           42,000 shares
                                                            1996                --        --                 --

----------
(1) The value of personal benefits furnished to the Named Executives during 1996, 1997 and 1998 did not exceed 10% of their respective annual compensation.

(2) In July 1999, Mr. Tonkovich resigned all officership positions with the Company. Since such time he has continued to provide consulting services to the Company. Mr. Kevin J. Zugibe has succeeded to the position of President.

The Company granted options to the Named Executives during the fiscal year ended December 31, 1998, as shown in the following table:

             Summary of Stock Options Granted to Executive Officers


                                                         Number of              % of Total
                                                        Securities                Options
                                                        Underlying              Granted to
                                                          Options              Employees in
                                                          Granted               Fiscal Year
                                                        ----------             ------------
                                                                                                Exercise or Base    Expiration
Name                         Position                     Shares                  Percent         price ($/sh)         Date
----                         --------                     ------                  -------         ------------         ----
Kevin J. Zugibe              Chairman and                  40,000                    7.7%                $3.00       08/2003
                             Chief Executive
                             Officer

Eugene J. Tonkovich(1)       President and Chief          250,000                   48.0%                $3.91       04/2003
                             Operating Officer

Thomas P. Zugibe             Executive Vice                25,000                    4.8%                $3.00       08/2003
                             President

Stephen P.                   Executive Vice                25,000                    4.8%                $3.00       08/2003
Mandracchia                  President

Walter A. Phillips           Vice President of             10,000                    1.9%                $3.06       10/2002
                             Marketing and
                             Strategic
                             Operations

Brian F. Coleman             Vice President and            25,000                    4.8%                $2.50       08/2003
                             Chief Financial
                             Officer



(1) In July 1999, Mr. Tonkovich resigned all officership positions with the Company. Since such time he has continued to provide consulting services to the Company. Mr. Kevin J. Zugibe has succeeded to the position of President.

     The following table sets forth information concerning the value of unexercised stock options held by Named Executives at December 31, 1998.

                    Aggregated Fiscal Year End Option Values

                                                             Number of Securities Underlying
                                                             Unexercised Options At December        Value of In-the-money Options
                                                                        31, 1998                         At December 31, 1998(1)
                                                           ----------------------------------       -----------------------------

                               Shares
                              Acquired
Name                             on           Value
and Position                  Exercise       Received      Exercisable          Unexercisable       Exercisable     Unexercisable
------------                  --------       --------      -----------          -------------       -----------     -------------
Kevin J. Zugibe                    --            --           125,872               38,400               0                 0
Chairman & Chief
Executive Officer

Eugene J. Tonkovich,               --            --           100,000              150,000               0                 0
President and Chief
Operating Officer(2)

Thomas P. Zugibe,                  --            --           110,872               21,400               0                 0
Executive Vice President

Stephen P. Mandracchia,            --            --           110,872               21,400               0                 0
Executive Vice President
and Secretary

Walter A. Phillips, Vice           --            --            47,000               21,400               0                 0
President of Marketing
and Strategic Planning

Brian F. Coleman, Vice             --            --            56,250               10,750               0                 0
President and Chief
Financial Officer

----------
(1) Year-end values of unexercised in-the-money options represent the positive spread between the exercise price of such options and the year-end market value of the Common Stock of $1.50.

(2) In July 1999, Mr. Tonkovich resigned all officership positions with the Company. Since such time he has continued to provide consulting services to the Company. Mr. Kevin J. Zugibe has succeeded to the position of President.


Employment Agreements

     The Company has entered into a two-year employment agreement with Kevin J. Zugibe, which expires in May 2001 and is automatically renewable for successive two-year terms. Pursuant to the agreement, effective January 1, 1998 Mr. Zugibe is receiving an annual base salary of $130,000 with such increases and bonuses as the Board may determine. The Company is the beneficiary of a "key-man" insurance policy on the life of Mr. Zugibe in the amount of $1,000,000.

     The Company has also entered into one-year employment agreements with Messrs. Thomas Zugibe and Stephen Mandracchia. Pursuant to these agreements these officers are receiving annual base salaries of $100,000. The agreements are automatically renewable for successive one-year terms.

     The Company has entered into three-year employment contracts with Messrs. Phillips and Coleman which provide for annual base salaries of $150,000 and $130,000, respectively, and are automatically renewable for successive one-year terms. Mr. Phillip's contract also provides for annual bonuses not to exceed $25,000, based on the Company's achievement of certain levels of profitability.

Stock Option Plan

1994 Stock Option Plan

     The Company has adopted an Employee Stock Option Plan (the "Plan") effective October 31, 1994 pursuant to which 725,000 shares of Common Stock are currently reserved for issuance upon the exercise of options designated as either (i) options intended to constitute incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) nonqualified options. ISOs may be granted under the Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. Stock appreciation rights may also be issued in tandem with stock options.

     The Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by a committee of the Board of Directors, which currently consists of Messrs. Abbatecola and Morch. The committee, within the limitations of the Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. Unless sooner terminated, the Plan will expire on December 31, 2004.

     ISOs granted under the Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company) may not exceed $100,000. Non-qualified options granted under the Plan may not be granted at a price less than 85% of the market value of the Common Stock on the date of grant. Options granted under the Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company). All options granted under the Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination by of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate 90 days following termination of employment.

     As of December 31, 1998, options to purchase 626,876 shares of Common Stock were issued under the Plan and were unexercised.

1997 Stock Option Plan

     See "Proposal 2" for a description of the Company's 1997 Stock Option Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of the Record Date based on the information obtained from the persons named below, with respect to the beneficial ownership of Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock, (ii) the Named Executives, (iii) each director of the Company, and (iv) all current directors and executive officers of the Company as a group:

                                                       Amount and Nature of
                                                            Beneficial               Percentage of Outstanding
Name and Address of Beneficial Owner(1)                    Ownership(2)                     Shares Owned
---------------------------------------                    ------------                     ------------
Kevin J. Zugibe                                            363,500(3)(4)                          7.0

Eugene P. Tonkovich                                        181,400(5)                             3.5

Thomas P. Zugibe                                           350,540(3)(6)                          6.8

Stephen P. Mandracchia                                     346,500(3)(6)                          6.8

Walters A. Phillips                                         48,000(7)

Brian F. Coleman                                            57,250(8)                             1.1

Robert Johnson                                              38,000(9)                               *

Vincent P. Abbatecola                                        8,500(10)                              *

Otto C. Morch                                                5,600(10)                              *

Dominic J. Monetta                                          11,000(10)                              *

Harry C. Schell                                             29,000(11)                              *

Frederick T. Zugibe                                        298,406(3)                             5.6

DuPont Chemical and Energy
Operations, Inc.                                           500,000(12)                            9.8

Fleming Funds                                            2,736,842(13)                           35.0

All directors and executive officers as a group (9
persons)                                                 1,219,890(14)                           21.9


----------
*    Less than one percent

(1) Unless otherwise indicated, the address of each of the persons listed is the address of the Company, 275 North Middletown Road, Pearl River, New York 10965.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not held by any other person) and which are exercisable within 60 days from the Record Date have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Includes 67,272 shares which may be purchased by the named person at $5.50 per share under an immediately exercisable option.

(4)  Includes (i) 18,600 shares which may be purchased at $4.47 per share and
     (ii) 40,000 shares which may be purchased at $3.00 per share under immediately exercisable options.

(5) Includes 150,000 shares which may be purchased at $3.91 per share and 1,000 shares which may be purchased at $1.78 per share under immediately exercisable options.

(6)  Includes (i) 18,600 shares which may be purchased at $4.47 per share and
     (ii) 25,000 shares which may be purchased at $3.00 per share under immediately exercisable options.

(7)  Represents (i) 15,000 shares which may be purchased at $5.625 per share,
     (ii) 10,000 shares which may be purchased at $4.06 per share, (iii) 12,000 shares which may be purchased at $3.50 per share, (iv) 10,000 shares which may be purchased at $3.06 per share, and (v) 1,000 shares which may be purchased at $1.78 per share under immediately exercisable options.

(8)  Represents (i) 30,000 shares which may be purchased at $4.06 per share,
     (ii) 12,000 shares which may be purchased at $3.50 per share, (iii) 14,250 shares which may be purchased at $2.50 per share, and (iv) 1,000 shares which may be purchased at $1.78 per share under immediately exercisable options.

(9) Represents shares which may be purchased at $10.50 per share under immediately exercisable options.

(10) Includes 5,000 shares which may be purchased at $3.00 per share under immediately exercisable options.

(11) Includes 10,000 shares which may be purchased at $3.00 per share under immediately exercisable options.

(12) According to a Schedule 13D filed with the Securities and Exchange Commission, DuPont Chemical and Energy Operations, Inc. ('DCEO') and E.I. DuPont de Nemours and Company claim shared voting and dispositive power over the shares. DCEO's address is DuPont Building, Room 8045, 1007 Market Street, Wilmington, DE 19898.

(13) Fleming U.S. Discovery Fund III, LP and Fleming U.S. Discovery Offshore Fund III, LP collectively referred to as ("Flemings Funds") are affiliates who beneficially own all of the Preferred Stock. The beneficial ownership assumes the conversion of all of the Preferred Stock to Common Stock at a conversion rate of $2.375 per share. Flemings Funds has provided to the Chief Executive Officer and Secretary of the Company a proxy to vote any shares held by Flemings Funds which exceed 29% of the outstanding voting shares of the Company.

(14) Includes exercisable options to purchase 477,866 shares of Common Stock held by the current directors and officers as a group. Does not include 181,400 shares beneficially owned by Mr. Tonkovich who ceased all officerships with the Company in July 1999. Does not include 38,000 shares beneficially owned by Robert Johnson who ceased all officerships and resigned as an advisor to the Company in March 1999.

Kevin J. Zugibe, Thomas P. Zugibe, Frederick T. Zugibe, and Stephen Mandracchia may be deemed to be "parents" of the Company as such term is used under the Securities Act of 1933.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1997 certain officers of the Company made unsecured loans of $585,000 to the company which were repayable on demand. The notes bore interest at rates from 8.00% to 8.88%. On August 12, 1997, the Company repaid the officer loans together with accrued interest outstanding.

     In May 1998, an officer and a former director of the Company made unsecured loans of $300,000 to the Company which were payable on demand. Interest on the notes bore interest at 10%. On June 30, 1998, the Company repaid the officer loans together with outstanding accrued interest.

     In February 1999, a former director of the Company made an unsecured loan of $365,000 to the Company which is payable on demand. The note bore interest at 12%. On April 16, 1999, the Company repaid the loan together with outstanding accrued interest.

     In the regular course of its business, the Company purchases refrigerants from and sells refrigerants to DuPont and performs recovery, reclamation, RefrigerantSide(TM) Services and other services.

                                   PROPOSAL 2

                 AMENDMENT OF 1997 STOCK OPTION PLAN TO INCREASE
                        THE NUMBER OF SHARES RESERVED FOR
                 ISSUANCE THEREUNDER FROM 1,000,000 TO 2,000,000


     At the Annual Meeting, the Company's shareholders will be asked to approve an amendment to the Company's 1997 Stock Option Plan (the "1997 Plan") to increase the number of shares of Common Stock reserved for issuance under the Plan from 1,000,000 to 2,000,000.

     The Board believes that in order to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, key employees and other key persons and continue to promote the well-being of the Company, it is in the best interest of the Company and its shareholders to provide to officers, directors, key employees, consultants and other independent contractors who perform services for the Company, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the grant of options under the 1997 Plan has proven to be a valuable tool in attracting and retaining key employees. It believes that such authority, in view of the substantial growth of the Company and need to continue to grow, should be expanded to increase the number of options which may be granted under the 1997 Plan. The Board believes that such authority will provide the Company with significant means to attract and retain talented personnel and maintain current key employees without utilizing its cash resources.

Summary of the 1997 Stock Option Plan

     At the Company's 1996 Annual Meeting of the Shareholders, held July 25, 1997, the shareholders approved the adoption of the 1997 Plan pursuant to which 1,000,000 shares of Common Stock are currently reserved for issuance upon the exercise of options designated as either (i) options intended to constitute incentive stock options ("ISOs" or "Incentive Stock Options") under the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-qualified stock options. ISOs may be granted under the 1997 Plan to employees and officers of the Company. Non-qualified stock options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company. Stock appreciation rights may also be issued in tandem with stock options.

     The 1997 Plan is intended to qualify under Rule 16b-3 under the Exchange Act and is administered by a committee of the Board of Directors, which currently consists of Messrs. Abbatecola and Morch. The committee, within the limitations of the 1997 Plan, determines the persons to whom options will be granted, the number of shares to be covered by each option, whether the options granted are intended to be ISOs, the duration and rate of exercise of each option, the exercise price per share and the manner of exercise and the time, manner and form of payment upon exercise of an option. Unless sooner terminated, the 1997 Plan will expire on June 11, 2007.

     ISOs granted under the 1997 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs granted to any employee are exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company) may not exceed $100,000. Non-qualified stock options granted under the 1997 Plan may not be granted at a price less than the par value of the Common Stock on the date of grant. Options granted under the 1997 Plan will expire not more than ten years from the date of grant (five years in the case of ISOs granted to persons holding 10% or more of the voting stock of the Company). All options granted under the 1997 Plan are not transferable during an optionee's lifetime but are transferable at death by will or by the laws of descent and distribution. In general, upon termination of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination immediately terminate, and any options that are exercisable terminate three months following termination of employment.

     As of the Record Date, the Company has granted options to purchase 853,366 shares of Common Stock under the 1997 Plan and has 146,634 shares available for future grants.

     The closing sale price of the Common Stock on July 16, 1999 was $1.938.

     The following table sets forth certain information regarding options to purchase Common Stock issued (net of cancelled options) since the inception of the 1997 Plan to each of the Named Executives who participated in the 1997 Plan, all current executive officers as a group, all current directors who are not executive officers as a group and all employees, including employees who are not executive officers, who participated in the 1997 Plan as a group. No associate of any director or officer has received options under the 1997 Plan.

                                                            NUMBER OF SECURITIES
                                                             UNDERLYING OPTIONS
                                                             ------------------

Kevin J. Zugibe                                                  99,000
Eugene J. Tonkovich                                             251,000
Stephen P. Mandracchia                                           66,000
Thomas Zugibe                                                    66,000
Bran F. Coleman                                                  68,000
Walter A. Phillips                                               33,000
Robert Johnson                                                        0
All current executive officers as a group (5 persons)           573,000
Non-employee directors as a group (4 persons)                    25,000
All non-executive officer employees as a group (55 persons)     255,366

Certain Federal Income Tax Consequences of the 1997 Stock Option Plan

     The following is a brief summary of the Federal income tax aspects of grants made under the 1997 Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     1. Incentive Stock Options. The participant will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the participant, (i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for his or her taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in regular taxable income.

     If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (i) the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

     Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a Non-Qualified Stock Option. See "Non-Qualified Stock Options."

     2. Non-Qualified Stock Options. With respect to Non-Qualified Stock Options
(i) upon grant of the option, the participant will recognize no income; (ii) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the participant's hands depending upon the length of time that the participant held the shares.

     The Board believes that the proposed amendment to the 1997 Stock Option Plan will help the Company attract and retain qualified officers, directors and key employees. Accordingly, the Board believes that the amendment to the 1997 Stock Option Plan is in the best interest of the Company and unanimously recommends a vote FOR its approval.


Recommendation

                  THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 2.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     BDO Seidman, LLP has audited and reported upon the consolidated financial statements of the Company for Fiscal 1998 and has been selected by the Board of Directors to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 1999. A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

     Shareholders who wish to present proposals appropriate for consideration at the next Annual Meeting of Shareholders must submit the proposal in proper form to the Company at its address set forth on the first page of this proxy statement not later than March 17, 2000 to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

                                OTHER INFORMATION

     Proxies for the Annual Meeting will be solicited by mail and through brokerage institutions and all expenses involved, including printing and postage, will be paid by the Company.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 1998 IS BEING FURNISHED HEREWITH TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON THE RECORD DATE.

     COPIES OF EXHIBITS TO SUCH ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED FOR A NOMINAL CHARGE TO SHAREHOLDERS WHO MAKE A WRITTEN REQUEST TO THE COMPANY AT THE FOLLOWING ADDRESS:

                            HUDSON TECHNOLOGIES, INC.
                            275 NORTH MIDDLETOWN ROAD
                           PEARL RIVER, NEW YORK 10965
                  ATTENTION: Stephen P. Mandracchia, Secretary

     The Board is not aware of any other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy included herewith to vote such proxy in accordance with their judgment.

                                            By order of the Board
                                            of Directors




                                            Kevin J. Zugibe, P.E.
                                            Chairman of the Board

July 16, 1999

                            HUDSON TECHNOLOGIES, INC.
                            275 North Middletown Road
                           Pearl River, New York 10965


       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 19, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints KEVIN J. ZUGIBE and STEPHEN P. MANDRACCHIA, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of Hudson Technologies, Inc. (the "Company") on Thursday, August 19, 1999, at the Empire Ball Room, Holiday Inn and Conference Center, Three Executive Boulevard, Suffern, New York 10901 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.   ELECTION OF DIRECTORS:

      |_| FOR all nominees listed below          |_|  WITHHOLD AUTHORITY
          (except as marked to the                    to vote for all nominees
          contrary below).                            listed below.

Thomas P. Zugibe, Stephen P. Mandracchia, Vincent P. Abbatecola and Otto C.
Morch


(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)


--------------------------------------------------------------------------------
                                    (Continued and to be signed on reverse side)

2.   Approval of Amendment to the Company's 1997 Stock Option Plan.

      |_|  FOR                     |_|   AGAINST               |_|   ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.


DATED: ________________________________, 1999

                                             Please sign exactly as name appears
                                             hereon. When shares are held by
                                             joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title as such. If
                                             a corporation, please sign in full
                                             corporate name by President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.


                                             ___________________________________
                                                          Signature

                                             ___________________________________
                                                  Signature if held jointly


Please mark, sign, date and return this proxy card promptly using the enclosed envelope.